Exhibit 4.3

REGISTERED SENIOR NOTE

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE. EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation (55 Water Street, New York, New York) (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and this Note is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC, and unless any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

REGISTERED	$500,000,000

NUMBER R-1	CUSIP No. 754730AE9 ISIN No. US754730AE94

RAYMOND JAMES FINANCIAL, INC.

3.625% SENIOR NOTE DUE 2026

RAYMOND JAMES FINANCIAL, INC., a Florida corporation (herein called the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co. or its registered assigns, the principal sum of FIVE HUNDRED MILLION DOLLARS on September 15, 2026 (except to the extent redeemed or repaid prior to that date). The Company shall pay interest on such principal amount at the rate of 3.625% per annum, until payment of such principal amount has been made or duly provided for, semi-annually in arrears on March 15 and September 15 of each year (each, an “Interest Payment Date”). Interest shall be payable on each Interest Payment Date, commencing on March 15, 2017, and at the stated maturity or earlier redemption or repayment (the “Maturity Date”). If the Company shall default in the payment of interest due on any Interest Payment Date, then this Note shall bear interest from the next preceding Interest Payment Date to which interest has been paid, or, if no interest has been paid on the Notes, from July 12, 2016 (the “Original Issue Date”).

Interest on this Note shall accrue from the Original Issue Date until the principal amount is paid or duly provided for. Interest (including payments for partial periods) shall be computed on the basis of a 360-day year of twelve 30-day months. Interest payable on this Note on any

Interest Payment Date or the Maturity Date shall include interest accrued from, and including, the preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from, and including, the Original Issue Date, if no interest has been paid or duly provided for) to, but excluding, such Interest Payment Date or the Maturity Date, as the case may be. If the Maturity Date or any Interest Payment Date falls on a day which is not a Business Day (as defined below), principal of or interest payable with respect to the Maturity Date or such Interest Payment Date shall be paid on the succeeding Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the Maturity Date or such Interest Payment Date, and no additional interest shall accrue as a result of that postponement. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name this Note (or one or more predecessor Notes evidencing all or a portion of the same debt as this Note) is registered at the close of business on the regular record date for such Interest Payment Date, whether or not a Business Day. As long as this Note is in book-entry only form, the regular record date shall be the close of business on the Business Day next preceding such Interest Payment Date. If, pursuant to the terms of the Indenture, this Note is no longer in book-entry only form, the record date shall be the close of business on March 1 and September 1 preceding an Interest Payment Date. “Business Day” means any weekday that is not a legal holiday in New York, New York or St. Petersburg, Florida and that is not a day on which banking institutions in those cities are authorized or required by law or regulation to be closed.

The principal of and interest on this Note are payable in immediately available funds in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts, at the office or agency of the Company designated as provided in the Indenture. However, interest may be paid, at the option of the Company, by check mailed to the person entitled thereto at his address last appearing on the registry books of the Company relating to the Notes. Notwithstanding the preceding sentence, payments of principal of and interest payable on the Maturity Date shall be made by wire transfer of immediately available funds to a designated account maintained in the United States upon (i) receipt of written notice by the Issuing and Paying Agent (as described on the reverse hereof) from the registered holder hereof not less than one Business Day prior to the due date of such principal and (ii) presentation of this Note to the Issuing and Paying Agent, at The Bank of New York Mellon Trust Company, N.A., 101 Barclay Street, New York, New York, 10286. Any interest not punctually paid or duly provided for shall be payable as provided in such Indenture.

References herein to “U.S. dollars,” “U.S.$,” or “$” are to the coin or currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee (as described on the reverse hereof) or by an authenticating agent on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under such Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed, by manual or facsimile signature, under its corporate seal or a facsimile thereof.

RAYMOND JAMES FINANCIAL, INC.

[SEAL]	By:
	Name:	Jeffrey P. Julien
ATTEST:	Title:	Executive Vice President, Finance, Chief Financial Officer and Treasurer

By:
Name:	Jonathan J. Doyle
Title:	Assistant General Counsel &
Assistant Secretary

(CERTIFICATE OF AUTHENTICATION)

Certificate of Authentication

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: July 12, 2016

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

(REVERSE OF NOTE)

RAYMOND JAMES FINANCIAL, INC.

3.625% SENIOR NOTE DUE 2026

SECTION 1. General. This Note is one of a duly authorized series of Securities of the Company unlimited in aggregate principal amount (herein called the “Notes”) issued and to be issued under an Indenture dated as of August 10, 2009 (herein called the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee, and the holders of the Notes, and the terms upon which the Notes are, and are to be, authenticated and delivered. The series of which this Note is a part also is designated as the Company’s 3.625% Senior Notes due 2026 (herein called the “Series”), initially in the principal amount of $500,000,000. The Trustee initially shall act as Security Registrar, Transfer Agent, Authenticating Agent and Issuing and Paying Agent in connection with the Notes.

SECTION 2. No Sinking Fund. This Note is not subject to any sinking fund.

SECTION 3. Redemption and Repayment. (a) The Company may, at its option, and subject to the terms and conditions of Article 3 of the Indenture and Section 2.6 of the Fifth Supplemental Indenture dated as of July 12, 2016 (the “Fifth Supplemental Indenture”), redeem the Notes of this Series, in whole at any time or in part from time to time prior to the Maturity Date, at a redemption price equal to the greater of (x) 100% of the principal amount of the Notes so redeemed, or (y) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any such portion of such payments of interest accrued as of the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate (as defined below), plus 35 basis points, plus an amount equal to accrued and unpaid interest thereon to the redemption date. Notwithstanding the foregoing, installments of interest on the Notes that are due and payable on Interest Payment Dates falling on or prior to a redemption date shall be payable on the Interest Payment Date to the holders of the Notes as of the close of business on the relevant record date according to the Notes and the Indenture.

(b) Notice of any redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the Notes to be redeemed. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest shall cease to accrue on the Notes or portions thereof called for redemption. If less than all of the Notes are to be redeemed, the Notes shall be selected by the Trustee by a method the Trustee deems appropriate.

(c) Prior to publishing any notice of redemption in connection with a redemption pursuant to Section 3(a)(ii) hereof, the Company will deliver to the Trustee a certificate signed by the Chief Financial Officer or a Senior Vice President of the Company stating that the Company is entitled to redeem the Notes and that the conditions precedent to redemption have occurred.

For purposes of the above:

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agents as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of four Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Dealer Quotations, (2) if more than one but fewer than four such Reference Dealer Quotations is provided, the average of all such quotations, or (3) if only one Reference Treasury Dealer Quotation is provided, such quotation.

“Quotation Agents” means the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealers” means (1) Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC (or their affiliates that are Primary Treasury Dealers) and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefore another Primary Treasury Dealer, and (2) any other Primary Treasury Dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

SECTION 4. Defeasance. The provisions of Article 14 of the Indenture do not apply to the Notes of this Series.

SECTION 5. Events of Default. If an Event of Default (as defined in the Fifth Supplemental Indenture as (i) an Event of Default as defined under Section 6.01(a), (b), (c), (d) or (e) of the Indenture, or (ii) an event of default as defined in any mortgage, indenture, or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of the Company or any Principal Subsidiary (as defined in the Indenture) for money borrowed, whether such indebtedness currently exists or shall be created in the future, which has occurred and has resulted in such indebtedness becoming or being declared due and payable) shall occur with respect to the Notes, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

SECTION 6. Modifications and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Notes under the Indenture at any time by the Company with the consent of the holders of not less than 66 2⁄3% in aggregate principal amount of the Notes then outstanding and all other Securities then outstanding under the Indenture and affected by such amendment and modification. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Notes then outstanding and all other Securities then outstanding under the Indenture and affected thereby, on behalf of the holders of all such Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer, or director, as such, past, present, or future, of the Company or any predecessor or successor corporation, whether by virtue of any constitution, statute, or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for issue hereof, expressly waived and released.

SECTION 7. Obligations Unconditional. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

SECTION 8. Authorized Denominations. The Notes are issuable only as registered Notes without coupons in the denominations of Two Thousand Dollars ($2,000) and any whole multiples of One Thousand Dollars ($1,000). As provided in the Indenture, and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the holder surrendering the same.

SECTION 9. Registration of Transfer. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register or registry of the Company relating to the Notes, upon surrender of this Note for registration of transfer at the office or agency of the Company designated by it pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee or the Security Registrar duly executed by, the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

The Notes are being issued by means of a book-entry system with no physical distribution of certificates to be made except as provided in the Indenture. The book-entry system maintained by DTC shall evidence ownership of the Notes, with transfers of ownership effected on the records of DTC and its participants pursuant to rules and procedures established by DTC and its participants. The Company shall recognize Cede & Co., as nominee of DTC, while the registered holder of the Notes, as the owner of the Notes for all purposes, including payment of principal, premium (if any) and interest, notices, and voting. Transfer of the principal, premium (if any), and interest to beneficial owners of the Notes by participants of DTC shall be the responsibility of such participants and other nominees of such beneficial owners. So long as the book-entry system is in effect, the selection of any Notes to be redeemed shall be determined by DTC pursuant to rules and procedures established by DTC and its participants. The Company shall not be responsible or liable for such transfers or payments or for maintaining, supervising, or reviewing the records maintained by DTC, its participants, or persons acting through such participants.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax, assessment, or other governmental charge, including, without limitation, any withholding tax, payable in connection therewith.

Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, the Issuing and Paying Agent, and any agent of the Company may treat the person in whose name this Note is registered as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company, the Trustee, the Issuing and Paying Agent, nor any such agent of the Company shall be affected by notice to the contrary.

SECTION 10. Authentication Date. The Notes of this Series shall be dated the date of their authentication.

SECTION 11. Defined Terms. All terms used in this Note which are not defined herein, but are defined in the Indenture shall have the meanings assigned to them in the Indenture.

SECTION 12. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of the within Note shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—    as tenants in common

TEN ENT—     as tenants by the entireties

JT TEN—         as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT—                      as Custodian for                                 .

                                               (Cust)                                                 (Minor)

Under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS

INCLUDING ZIP CODE, OF ASSIGNEE]

Please Insert Social Security or Other

            Identifying Number of Assignee:

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                                      Attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed.